CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report  (Date of Earliest Event Reported): January 3, 2011

Radient Pharmaceuticals Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-16695	33-0413161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California, 92780-7039
(Address of principal executive offices (zip code))

714-505-4461
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 8: Other Events

Item 8.01: Other Events

As described more fully in our 8-K filed on December 7, 2010, we submitted all proposals contained in our Definitive Proxy Statement that our shareholders approved at the December 3, 2010 shareholder meeting to the NYSE Amex for approval.  We are filing this 8-K to disclose that we received such NYSE AMEX approval on the evening of January 3, 2010 to issue all of the shares of common stock issuable pursuant to such proposals and therefore, we can now issue same upon receipt of the related paperwork, i.e. conversion notices, exercise notices, exchange notices and Rule 144 paperwork, from the respective security holders.  We shall issue instructions to our transfer agent to issue the shares as soon as possible once we receive all such required paperwork from each respective shareholder.

In anticipation of the NYSE Amex approval, we have received exercise notices for the warrants issued pursuant to the private financing we completed in March and April 2010.  Pursuant to the cashless exercise provisions of these Warrants, in certain circumstances the amount of issuable shares may be greater than the number of warrants initially issued.  Based on the amount of shares approved at the December 3, 2010 shareholder meeting, we have approval to issue the number of shares initially issuable underlying the warrant and shall issue shares pursuant to warrant exercises up to such amount.  However, if we receive exercise notices for an amount of shares greater than such approved amount (the “Excess Shares”), then pursuant to Section 8 of the Warrant we shall hold a shareholder meeting to seek shareholder approval of the Excess Shares within the required time frame.  Notwithstanding our obligation to hold such shareholder meeting, the warrant holders maintain the right to retract the warrant exercise notice triggering the Excess Shares.

Item 7.01 Regulation FD Disclosure.

On January 7, 2011, we issued a press release announcing the receipt of NYSE Amex approval.   A copy of the press release containing such announcement is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 RADIENT PHARMACEUTICALS CORPORATION

/s/ Akio Ariura
Name: Akio Ariura
Title: Chief Financial Officer

Dated: January 6, 2011